EXHIBIT 2.2

                         OMITTED SCHEDULES AND EXHIBITS

         Set forth below is a list of omitted Schedules and Exhibits to the Credit Agreement, filed as Exhibit 2.1 to the Current Report on Form 8-K. Copies of any of the Omitted Schedules and Exhibits will be provided to the SEC upon request.

Schedule No.                     Description

Schedule I                       Schedule of Commitments and Percentages
Schedule II                      Schedule of Offices and Addresses for Notices
Schedule III                     Disclosure Schedule


Exhibit No.              Description

Exhibit A                        Form of Note
Exhibit B-1                      Form of Notice of Borrowing
Exhibit B-2                      Form of Notice of Conversion or Continuation
Exhibit C                        Form of Extension Request
Exhibit D                        Form of Security Agreement
Exhibit E                        Form of Pledge Agreement
Exhibit F                        Form of Subsidiary Guarantee
Exhibit G                        Form of Opinion of Counsel
Exhibit H                        Form of Borrowing Base Certificate
Exhibit I                        Form of Assignment and Acceptance Agreement


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